UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
December 4, 2006
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
14700 Martin Drive
Eden Prairie, Minnesota 55344
(Address of principal executive offices, including zip code)
(952) 224-8110
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (c) On December 7, 2006, our Board of Directors ratified the election of Brian S. Anderson as a vice president, controller and principal accounting officer of our company. His employment commenced on December 4, 2006. We have entered into an employment agreement with Mr. Anderson, pursuant to which he will receive an annual base salary of $137,000 and is eligible to receive a performance-based cash bonus in 2007 of up to $25,000, contingent upon reaching agreed-upon goals and objectives. The employment agreement provides that a severance payment will be made if Mr. Anderson’s employment is terminated by us without cause, or by Mr. Anderson for good reason. A severance payment would also be payable under certain circumstances upon a change of control. The severance payment will be equal to twelve months of Mr. Anderson’s base salary. The employment agreement has an initial term ending April 1, 2008, and is automatically renewed for additional one-year periods unless timely notice is given by us or Mr. Anderson of intention not to extend his agreement. Mr. Anderson has agreed to certain nondisclosure and inventions and noncompetition and nonrecruitment provisions during the term of his employment and for a period of one year following termination of employment.
     In connection with his employment, we have agreed to grant Mr. Anderson a stock option under our 2006 Equity Incentive Plan to purchase 50,000 shares of common stock. We have agreed that the option will be granted on or before January 15, 2007 and the exercise will be fixed at the fair market value of our common stock on the date of grant. The other terms of such option, when granted, will be comparable to the terms of options granted to our other executive officers. We previously granted an option to Mr. Anderson for the purchase of 25,000 shares of common stock at $4.00 per share to secure his services as an independent contractor. The grant of such options are subject to approval of our 2006 Equity Incentive Plan by our shareholders on or before March 30, 2007.
     There are no familial relationships between Mr. Anderson and any other officer or director of our company. Each of our executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.
     From June 2005 to October 2005, Mr. Anderson served as a consultant to our company and as a consultant to GMAC RFC, a real estate finance company, from November 2005 to December 2006. From December 2000 to June 2005, Mr. Anderson served as the Chief Financial Officer, Treasurer, and Secretary of Orbit Systems, Inc., a privately-held information technology company. From 1990 to June of 2000, Mr. Anderson served in positions of increasing responsibility with Arcadia Financial, Ltd., a publicly-held auto finance company, most recently as Senior Vice President-Corporate Controller. From 1988 to 1990, he served as Assistant Controller for Walden Leasing, Inc., a vehicle leasing company. From 1978 to 1988, he served in various accounting and tax positions of increasing responsibility with National Car Rental Systems, Inc., an international vehicle rental and commercial leasing company.
     The foregoing description is qualified in its entirety by reference to Mr. Anderson’s employment agreement, which appears as Exhibit 10.1 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) See “Exhibit Index.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2006	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement, dated as of December 4, 2006, between the Registrant and Brian S. Anderson.

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